AGREEMENT

This Agreement is effective 15Th Day of December, 2010

BETWEEN: **WESCORP ENERGY INC.** ("Payer") a corporation organized and existing under the laws of the State of Delaware, including its predecessor Cobra Tech Industries, with its head office located at:

Suite 400, 435 – 4th Avenue SW
Calgary, Alberta T2P 3A8

AND: **JOHN ANDERSON** ("Claimant")

RECITALS

WHEREAS, the Claimant holds claims against the Payer for common stock, commissions, and disbursements or claims of any nature relating to his employment relationship and/or consulting services to the Payer ("Claim"); and WHEREAS, Payer hereby agrees to settle the Claim in return for a release of its indebtedness to Claimant.

NOW THEREFORE, in consideration of the payment of 1,000,000 restricted common shares of Wescorp stock, receipt of which is acknowledged, the Claimant hereby finally and irrevocably releases the Payer from all liability to the Claimant, and settles all actions or causes of action against the Payer, for damages, loss or injury sustained by the Claimant, however arising, present and future, known and unknown at this time, relating to the Claim.

1,000,000 × 0.149 × 80% = $119,200

TERMS

1. The Claimant jointly and severally hereby forever release, discharge, acquit and forgive from any and all claims, actions, suits, demands, agreements, and each of them, if more than one, liabilities, judgments, and proceedings both at law and in equity arising from the beginning of time to the date of these presents and as more particularly related to or arriving from the Claim.

2. If the Claimant has instituted any legal proceedings against the Payer settled by this release, the Claimant covenants to have them dismissed at the Claimant's cost with express prejudice to bringing further proceedings against the Payer arising out of the same matter.

3. The Claimant also covenants not to make any claim or institute any proceedings against any person who might claim over against or claim contribution or indemnity from the Payer in connection with any matter for which this release is given.

4. The Claimant also acknowledges that the Payer does not admit liability to the Claimant in connection with any matter for which this release is given.

5. This release shall be binding upon and inure to the benefit of the parties, their subsidiaries, affiliates, successors, predecessors, assigns and personal representatives.

6. Provided that this release applies only to the foregoing, and no other debt, obligation, agreement or liability by and between the parties, which, if existing, shall survive this release.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PAYER

Authorized Signature

Robert G. Power
Executive Chairman
Wescorp Energy Inc.

CLAIMANT

Authorized Signature

John Anderson

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